EXHIBIT 5.1

May 5, 2010

Fulton Financial Corporation
One Penn Square
Lancaster, PA 17602

Ladies and Gentlemen:

We have acted as Pennsylvania counsel to Fulton Financial Corporation (the “Company”), a Pennsylvania corporation, in connection with the preparation of a Registration Statement on Form S-3ASR (Registration No. 333-156396) (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale of common stock, par value $2.50 per share (the “Common Stock”), of the Company, and a prospectus supplement, dated as of April 29, 2010, to the base prospectus, dated as of December 22, 2008 (together, the “Prospectus”) relating to the offer and sale by the Company, pursuant to an underwriting agreement dated as of April 29, 2010 (the “Underwriting Agreement”), between the Company and Barclays Capital Inc., under the Registration Statement of  up to 25,071,090 shares of Common Stock (the “Shares”).

           We have examined such documents, records, and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment therefor as contemplated in the Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings.  We express no opinion as to the laws of any jurisdiction other than the Commonwealth of Pennsylvania, and the federal laws of the United States of America.  We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission and thereby incorporated by reference into the Registration Statement.  In giving such consent, we do not thereby imply or admit that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.

Very truly yours,

                                                                                                 Barley Snyder LLC

By: /s/ Paul G. Mattaini
        Paul G. Mattaini